Intellicheck Announces Record Fourth Quarter

and Full-Year 2024 Financial Results

Fourth Quarter SaaS Revenues Grew 17% Year Over Year

MELVILLE, NY – March 20, 2025 – Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2024. Total revenue for the fourth quarter ended December 31, 2024 grew 15% to a record $5,936,000 compared to $5,176,000 in the same period of 2023. Fourth quarter SaaS revenue grew 17% and totaled $5,913,000 compared to $5,069,000 in the same period of 2023. Total revenue for the full year ended December 31, 2024 grew 6% to $19,997,000 compared to $18,906,000 in the same period of 2023. Full year SaaS revenue grew 7% and totaled $19,810,000 compared to $18,595,000 in the same period of 2023.

“Our strategic decision to move into new market verticals has been key in allowing us to offset the headwinds we continue to see given the ongoing and growing issues of retail contraction, consumer economic concerns, reduced spending, and market turmoil. We believe we will show progress in 2025 as we remain focused on expanding our customer base, growing our presence in new market verticals and building on our partnerships with existing customers,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 91.1% for the three months ended December 31, 2024 compared to 94.9% in the same period in 2023.

Operating expenses for the three months ended December 31, 2024, which consist of selling, general and administrative expenses and research and development expenses were $4,928,000 for the fourth quarter of 2024 compared to $4,064,000 for the same period of 2023. Included within operating expenses for the fourth quarters of 2024 and 2023 were $233,000 and $249,000, respectively, of non-cash equity compensation expense.

Net income for the three months ended December 31, 2024 was $488,000 or $0.03 per diluted share compared to Net income of $984,000 or $0.05 per diluted share for the same period in 2023.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was $860,000 for the fourth quarter of 2024 as compared to $1,170,000 for the same period of 2023. A reconciliation of adjusted EBITDA to net loss is provided in this release.

Full Year 2024 Results
Total revenue for the full year ended December 31, 2024 increased 6% to $19,997,000 compared to $18,906,000 in the same period of 2023. Year-over-year SaaS revenue grew 6% and totaled $19,810,000 compared to $18,595,000 in the same period of 2023.

Gross profit as a percentage of revenue was 90.8% for the year ended December 31, 2024 compared to 92.7% in the same period of 2023.

Operating expenses for the year ended December 31, 2024 were $19,334,000 compared to $19,807,000 for the same period of 2023. Included within operating expenses for the full years of 2024 and 2023 were $876,000 and $1,596,000, respectively, of non-cash equity compensation expense.

Net loss for the year ended December 31, 2024 improved to ($918,000) or ($0.05) per diluted share compared to a net loss of ($1,980,000) or ($0.10) per diluted share in the same period of 2023. Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved to $520,000 for the year ended December 31, 2024 compared to $377,000 for the same period of 2023. A reconciliation of adjusted EBITDA to net loss is provided in this release.

As of December 31, 2024, the Company had cash that totaled $4.7 million, and stockholders’ equity totaled $17.7 million.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s financial statement audit process and should be considered preliminary until Intellicheck files its Form 10-K for the fiscal year ended December 31, 2024.

Conference Call Information
The Company will hold an earnings conference call on March 20, 2025 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13751782. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13751782. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until March 27, 2025.

INTELLICHECK, INC.

CONDENSED BALANCE SHEETS
DECEMBER 31, 2024 and 2023

	(unaudited)
	2024	2023
	(in thousands, except share and per share amounts)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,666	$3,980
Short-term investments	—	5,000
Accounts receivable, net of allowance for credit losses of $100 and $69 as of December 31, 2024 and 2023, respectively	4,675	4,703
Other current assets	571	692
Total current assets	9,912	14,375

PROPERTY AND EQUIPMENT, NET	536	666
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	2,374	575
OTHER ASSETS	9	90

Total assets	$20,933	$23,808

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$443	$884
Accrued expenses	1,742	3,245
Equity awards liability	—	4
Liability for shares withheld	—	190
Deferred revenue, current portion	1,001	2,209
Total current liabilities	3,186	6,532

Total liabilities	3,186	6,532

COMMITMENTS AND CONTINGENCIES (Note 10)

STOCKHOLDERS’ EQUITY:
Preferred stock – $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Common stock – $0.001 par value; 40,000,000 shares authorized; 19,782,311 and 19,354,335 shares issued and outstanding as of December 31, 2024 and 2023, respectively	19	19
Additional paid-in capital	152,211	150,822
Accumulated deficit	(134,483)	(133,565)
Total stockholders’ equity	17,747	17,276

Total liabilities and stockholders’ equity	$20,933	$23,808

INTELLICHECK, INC.

CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	(unaudited)
	2024	2023
	(in thousands, except share and per share amounts)
REVENUES	$19,997	$18,906
COST OF REVENUES	(1,831)	(1,375)
Gross profit	18,166	17,531

OPERATING EXPENSES
Selling, general and administrative	15,477	15,127
Research and development	3,857	4,680
Total operating expenses	19,334	19,807

Loss from operations	(1,168)	(2,276)

OTHER INCOME
Interest and other income	283	234
Total other income	283	234

Net loss before provision for (benefit from) income taxes	(885)	(2,042)
Provision for (benefit from) income taxes	33	(62)

Net loss	$(918)	$(1,980)

PER SHARE INFORMATION:
Loss per common share -
Basic/Diluted	$(0.05)	$(0.10)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	19,327,132	19,243,179

INTELLICHECK, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 (Unaudited)
(in thousands, except number of shares)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
BALANCE, December 31, 2022	18,957,366	$19	$149,233	$(131,585)	$17,667

Stock-based compensation	—	—	1,646	—	1,646
Issuance of common stock for vested restricted stock grants and earned performance stock grants	421,689	—	—	—	—
Shares forfeited in exchange for withholding taxes	(24,720)	—	(57)	—	(57)
Net loss	—	—	—	(1,980)	(1,980)

BALANCE, December 31, 2023	19,354,335	$19	$150,822	$(133,565)	$17,276

Stock-based compensation	—	—	1,082	—	1,082
Stock option exercises, net of cashless exercises	179,875	—	307	—	307
Issuance of shares for vested restricted stock grants	248,101	—	—	—	—
Net loss	—	—	—	(918)	(918)

BALANCE, December 31, 2024	19,782,311	$19	$152,211	$(134,483)	$17,747

INTELLICHECK, INC.

CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	(unaudited)
	2024	2023
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(918)	$(1,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	436	282
Stock-based compensation	876	1,596
Allowance for credit losses	248	49
Change in accrued interest and accretion of discount on short-term investments	—	(206)
Changes in assets and liabilities:
(Increase) in accounts receivable	(219)	(2,115)
Decrease (increase) in other current assets	121	(84)
Decrease (increase) in other assets	82	(82)
(Decrease) increase in accounts payable and accrued expenses	(1,946)	616
(Decrease) increase in deferred revenue	(1,209)	1,302
(Decrease) in liability for shares surrendered	(190)	—
Increase (decrease) in other current liabilities	25	(25)
Net cash used in operating activities	(2,694)	(647)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(57)	(93)
Proceeds from maturity of short-term investments	5,000	5,000
Purchases of short-term investments	—	(4,914)
Software development costs	(2,048)	(407)
Net cash provided by (used in) investing activities	2,895	(414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	307	—
Proceeds from insurance financing arrangement	320	49
Withholding taxes paid on RSU vesting	—	(57)
Repayment of insurance financing arrangement	(142)	(147)
Net cash provided by (used in) provided by financing activities	485	(155)

Net increase (decrease) in cash	686	(1,216)

CASH, beginning of year	3,980	5,196

CASH, end of year	$4,666	$3,980

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$2
Cash paid for income taxes	$—	$80

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such as interest and other income and certain addbacks such as income taxes, sales tax accrual, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as sales tax accrual, amortization, depreciation, and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, sales tax accrual, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

	(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$488	$984	$(918)	$(1,980)
Reconciling items:
(Benefit) Provision for income taxes	31	(81)	33	(62)
Restructuring severance expenses	-	-	376	548
Sales tax accrual	-	-	-	227
Interest and other expense (income)	(53)	(54)	(283)	(234)
Depreciation and amortization	161	72	436	282
Stock-based compensation expense including liability classified awards	233	249	876	1,596
Adjusted EBITDA	$860	$1,170	$520	$377
Contact
Investor Relations: Gar Jackson (949) 873-2789 / gjackson@intellicheck.com
Media and Public Relations: Sharon Schultz (302) 539-3747 / sschultz@intellicheck.com

About Intellicheck
Intellicheck is the leader in fraud identity management, delivering on-demand digital and physical identity verification solutions for KYC, AML, fraud prevention, and age verification needs. Our solution enables you to bring revenue generating capabilities online faster, so you can achieve greater productivity gains and accelerate customer acquisition. With more than two decades of experience, our mission is to provide seamless, invisible customer experiences with 100% decisioning in under a second. Each year, we validate more than 100 million identities across North America. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.
Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private

Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.